                                                                  Rule 424(b)(3)
                                                              Reg. No. 333-54476

                              MEDIX RESOURCES, INC.
                            SUPPLEMENT TO PROSPECTUS
                              DATED APRIL 17, 2001

     On April 1,  2002,  the  Company  filed a Form 10-K for its  fiscal  ending
December 31, 2001.  The Form 10-K is hereby  incorporated  by reference into the
Prospectus. A copy of the Form 10-K can be obtained from the Company or from the
SEC, and must be delivered  with the  Prospectus.  Our net loss for the year was approximately  ($10,636,000),  and at December  31,  2001 we had an  accumulated deficit  of  approximately  ($34,059,000)  and  a  working  capital  deficit  of approximately ($1,404,000).

     As of the date hereof,  RoyCap, Inc. has advanced to the Company $2,700,000 under the Securities  Purchase  Agreement,  dated December 29, 2000, between the
Company and RoyCap,  Inc., as amended. In connection  therewith,  we have issued
4,490,376  shares to  RoyCap,  Inc.,  to be sold  under the  Prospectus,  and $0 principal amount of our convertible promissory note held by RoyCap, Inc. remains outstanding.

                  The date of this Supplement is April 1, 2002